Exhibit 99.1

Evolent Health Announces First Quarter 2023 Results

WASHINGTON (May 3, 2023) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended March 31, 2023.

Highlights from the first quarter 2023 announcement include:

•Revenue of $427.7 million, an increase of $130.6 million, or 44.0%, from the three months ended March 31, 2022.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $26.3 million resulting in a net loss margin of (6.1)%.
•Adjusted EBITDA of $50.5 million resulting in an Adjusted EBITDA margin of 11.8%.
•Total Lives on Platform of 65.6 million, up from 17.9 million for the three months ended March 31, 2022
◦Composed of 3.2 million lives in our Performance Suite with an average PMPM of $24.66, 60.5 million in our Specialty Technology and Services Suite with an average PMPM of $0.36 and 1.9 million on our Administrative Services platform with an average PMPM of $14.91.
◦Average unique members of 41.3 million, up from 15.1 million from the three months ended March 31, 2022.
•Total cases managed during the quarter for case-based products totaled 15.4 thousand, yielding an average per case revenue of $2,555.

Evolent highlighted the following two commercial arrangements to add to the 2023-year sales cycle, taking the total year-to-date count of new partnerships and significant expansions to four versus its target of six to eight:

•As announced in late March, the Company signed a significant specialty technology and services expansion with Centene whereby they will expand their use of Evolent Health’s oncology solution across Centene and WellCare Medicare Advantage (“MA”) members nationally during 2023; and
•The Company announced today that a long standing national payer customer has entered into an agreement with AMSURG, a leading Ambulatory Surgery Care (“ASC”) chain, to utilize the     Company’s surgical management solution as the preferred implant provider nationally.

Seth Blackley, Chief Executive Officer, and Co-Founder of Evolent Health stated, "We achieved strong first quarter results and a positive start to 2023. Our revenue growth and Adjusted EBITDA margins give us confidence in our financial outlook for 2023 and year-end 2024 Adjusted EBITDA run-rate target. We welcomed NIA into the Evolent family in January and integration is proceeding as anticipated. Through the discipline of our three core operating priorities, Evolent seeks to continue to strengthen our position in specialty value-based care for years to come.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $427.7 million and $297.1 million for the three months ended March 31, 2023 and 2022, respectively.
•Cost of revenue of $310.5 million and $219.7 million for the three months ended March 31, 2023 and 2022, respectively.
•Selling, general and administrative expenses of $89.7 million and $58.9 million for the three months ended March 31, 2023 and 2022, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(26.3) million and $(5.4) million for the three months ended March 31, 2023 and 2022, respectively.
◦Net loss margin of (6.1)% and (1.8)% for the three months ended March 31, 2023 and 2022, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.24) and $(0.06) for the three months ended March 31, 2023 and 2022, respectively.

Total cash and cash equivalents was $157.5 million as of March 31, 2023.

Adjusted Results

•Adjusted cost of revenue of $308.2 million and $218.5 million for the three months ended March 31, 2023 and 2022, respectively.
•Adjusted selling, general and administrative expenses of $68.9 million and $54.3 million for the three months ended March 31, 2023 and 2022, respectively.
•Adjusted EBITDA of $50.5 million and $24.3 million for the three months ended March 31, 2023 and 2022, respectively.
◦Adjusted EBITDA margin of 11.8% and 8.2% for the three months ended March 31, 2023 and 2022, respectively.
•Adjusted income attributable to common shareholders of $22.1 million and $10.4 million for the three months ended March 31, 2023 and 2022, respectively.
◦Adjusted income per share attributable to common shareholders of $0.21 and $0.12 for the three months ended March 31, 2023 and 2022, respectively.

Business Outlook
We do not believe we can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include gain on transfer of membership; loss on repayment/extinguishment of debt; gain from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory expenses, acquisition-related costs, loss from discontinued operations, dividends and accretion on Series A Preferred Stock and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Second Quarter 2023 Guidance

For the three months ending June 30, 2023, revenue is expected to be in the range of approximately $455 million to $470 million. Adjusted EBITDA is expected to be in the range of approximately $45 million to $49 million.

Full Year 2023 Guidance

The Company is raising its guidance for revenue and reiterating its previously-stated Adjusted EBITDA guidance for the year ending December 31, 2023, with revenue expected to be in the range of approximately $1.935 billion to $1.965 billion and Adjusted EBITDA expected to be in the range of approximately $180 million to $200 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

Cash deployed for software development is expected to be in the range of $35 million - $40 million for the year ended December 31, 2023.

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 3, 2023, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. PLEASE NOTE: Use the following updated numbers to participate by telephone, dial 888.396.8049 or 416.764.8646 for international callers, and use the conference ID #55348964. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

Investor Day

In addition, Chief Executive Officer and Co-Founder Seth Blackley and Evolent's executive team will host an Investor Day for the financial community via webcast and in person in Arlington, VA. on Tuesday, May 23, 2023.

The event will feature presentations from Evolent's executive leadership team on the company's long-term corporate strategy, innovative value-based care solutions, and financial outlook. Management will also host a Q&A session with attendees.

A live audio and visual webcast of this event, along with supporting materials, will be available the day of the event on Evolent's investor relations website at ir.evolenthealth.com/. A replay, presentations and transcript will also be available after the event. An audio playback of the event will be available on Evolent's investor relations website, ir.evolenthealth.com, for 90 days after the call.

The event will be held at the Westin in Arlington (801 N Glebe Rd, Arlington, VA 22203) Tuesday, May 23, 2023, at 10 a.m. Eastern Time and is anticipated to end at approximately 1 p.m. Eastern Time.

About Evolent Health

Evolent (NYSE: EVH) specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Change in the Fair Value of Contingent Consideration, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Income Attributable to Common Shareholders and Adjusted Income per Common Share Attributable to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of acquisition-related costs, severance and termination payments and non-cash items such as stock-based compensation expenses. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. We do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Change in the Fair Value of Contingent Consideration is defined as changes in the fair value of contingent consideration adjusted to exclude the impact of contingent consideration related to contingent consideration incurred through asset acquisitions and business combinations. Management uses Adjusted Change in the Fair Value of Contingent Consideration as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from (provision for) income taxes, depreciation and amortization expenses, adjusted to exclude gain from equity method investees, changes in fair value of contingent consideration, change in the tax receivable agreement liability, other income (expense), net, stock-based compensation expense, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock and acquisition-related costs. Acquisition-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, dedicated integration employee salaries, bonuses, expenses and related payroll taxes, and transaction bonuses paid to certain employees.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain from equity method investees, provision (benefit) for income taxes, other income (expense), net, changes in fair value of contingent consideration, change in tax receivable agreement liability, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, dividends and accretion on Series A Preferred Stock and acquisition-related costs.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for oncology and cardiology specialty care services for contracts not under ASO arrangements, plus members managed by Evolent Care Partners in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for EHS implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our IPG and Vital Decisions programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to IPG and Vital Decisions divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where clients cross between multiple products, we only capture members from the product with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

The Company has changed its calculation of Lives on Platform to more accurately reflect the membership that corresponds to quarterly revenue. The Company has recast prior periods to reflect the current presentation of Lives on Platform, PMPM fees, Cases and Revenue per Case. The current Performance Suite maps to the prior disclosure of the Clinical Solutions Performance Suite. The current Specialty Technology and Services Suite maps to the prior disclosure of the Clinical Solutions New Century Health Technology and Services Suite. The current Administrative Services maps to the prior disclosure of Evolent Health Services segment. There has been no change in the presentation of Cases from prior period.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Revenue	$427,690	$297,057
Expenses
Cost of revenue	310,475	219,739
Selling, general and administrative expenses	89,726	58,932
Depreciation and amortization expenses	29,275	15,106
Change in fair value of contingent consideration	8,569	6,078
Total operating expenses	438,045	299,855
Operating loss	(10,355)	(2,798)
Interest income	1,060	117
Interest expense	(12,895)	(2,241)
Gain from equity method investees	423	596
Change in tax receivable agreement liability	(66,184)	—
Other income (expense), net	(220)	178
Loss before income taxes	(88,171)	(4,148)
Provision for (benefit from) income taxes	(68,189)	1,202
Loss before preferred dividends and accretion of Series A Preferred Stock	(19,982)	(5,350)
Dividends and accretion of Series A Preferred Stock	(6,276)	—
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,258)	$(5,350)

Loss per common share
Basic and diluted:	$(0.24)	$(0.06)

Weighted-average common shares outstanding
Basic and diluted	107,783	89,509

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,258)	$(5,350)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	56	(132)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(26,202)	$(5,482)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$157,519	$188,200
Restricted cash and restricted investments	34,451	26,958
Total current assets	475,972	478,054
Intangible assets, net	825,857	442,784
Goodwill	1,117,945	722,774
Total assets	2,589,459	1,817,293

Accounts payable	51,012	57,174
Accrued liabilities	170,236	111,198
Long-term debt, net of discount	632,277	412,986
Total liabilities	1,297,091	957,876

Mezzanine equity	170,625	—

Total shareholders' equity	1,121,743	859,417
Total liabilities, mezzanine equity and shareholders' equity	2,589,459	1,817,293

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net cash and restricted cash used in continuing operations
Net cash and restricted cash used in operating activities	$(7,974)	$(57,442)
Net cash and restricted cash provided by (used in) investing activities	(394,993)	16,766
Net cash and restricted cash provided by (used in) financing activities	379,729	(51,376)
Effect of exchange rate on cash and cash equivalents and restricted cash	50	(104)
Net decrease in cash and cash equivalents and restricted cash	(23,188)	(92,156)
Cash and cash equivalents and restricted cash as of beginning-of-period	215,158	354,942
Cash and cash equivalents and restricted cash as of end-of-period	$191,970	$262,786

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended March 31, 2023			For the Three Months Ended March 31, 2022			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue	$427,690	$—	$427,690	$297,057	$—	$297,057	$130,633	44.0%	$130,633	44.0%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	310,475	(2,232)	308,243	219,739	(1,195)	218,544	90,736	41.3%	89,699	41.0%
Selling, general and administrative expenses (2)	89,726	(20,777)	68,949	58,932	(4,674)	54,258	30,794	52.3%	14,691	27.1%
Depreciation and amortization expenses (3)	29,275	(12,751)	16,524	15,106	(4,569)	10,537	14,169	93.8%	5,987	56.8%
Change in fair value of contingent consideration	8,569	(8,569)	—	6,078	(6,078)	—	2,491	41.0%	—	—%
Total operating expenses	438,045	(44,329)	393,716	299,855	(16,516)	283,339	138,190	46.1%	110,377	39.0%
Operating income (loss)	$(10,355)	$44,329	$33,974	$(2,798)	$16,516	$13,718	$(7,557)	(270.1)%	$20,256	147.7%

Total operating expenses as a percentage of total revenue	102.4%		92.1%	100.9%		95.4%
————
(1)Adjustments to cost of revenue include $1.5 million and $0.8 million in stock-based compensation expense for the three months ended March 31, 2023 and 2022, respectively, and $0.4 million of related to the amortization of contract costs assets for the three months ended March 31, 2022. Adjustments for the three months ended March 31, 2023, include $0.7 million of severance costs.
(2)Adjustments to selling, general and administrative expenses include $9.2 million and $4.5 million in stock-based compensation expense and $11.3 million and $0.5 million of acquisition-related costs resulting from acquisitions and business combinations for the three months ended March 31, 2023 and 2022, respectively. Adjustments for the three months ended March 31, 2023, include $0.3 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $12.8 million and $4.6 million for the three months ended March 31, 2023 and 2022, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,258)	$(5,350)
Net loss margin	(6.1)%	(1.8)%

Less:
Interest income	1,060	117
Interest expense	(12,895)	(2,241)
Benefit from (provision for) income taxes	68,189	(1,202)
Depreciation and amortization expenses	(29,275)	(15,106)
Change in tax receivable agreement liability	(66,184)	—
Gain from equity method investees	423	596
Change in fair value of contingent consideration	(8,569)	(6,078)
Other income (expense), net	(220)	178
Stock-based compensation expense	(10,710)	(5,346)
Severance costs	(954)	(39)
Amortization of contract cost assets	—	(27)
Dividends and accretion of Series A Preferred Stock	(6,276)	—
Acquisition costs (1)	(11,346)	(457)
Adjusted EBITDA	$50,499	$24,255

Adjusted EBITDA margin	11.8%	8.2%
————————
(1)Acquisition-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, dedicated integration employee salaries, bonuses, expenses and related payroll taxes, and transaction bonuses paid to certain employees.

Evolent Health, Inc.
Reconciliation of Adjusted Income Attributable to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(26,258)	$(5,350)
Less:
Gain from equity method investees	423	596
Other income (expense), net	(220)	178
Provision for (benefit from) income taxes	68,189	—
Change in fair value of contingent consideration	(8,569)	(6,078)
Change in tax receivable agreement liability	(66,184)	—
Purchase accounting adjustments	(12,751)	(4,569)
Stock-based compensation expense	(10,710)	(5,346)
Severance costs	(954)	(39)
Amortization of contract cost assets	—	(27)
Dividends and accretion of Series A Preferred Stock	(6,276)	—
Acquisition-related costs	(11,346)	(457)
Adjusted income attributable to common shareholders	$22,140	$10,392

Loss per share attributable to common shareholders (1)
Basic and diluted	$(0.24)	$(0.06)

Adjusted income per share attributable to common shareholders (1)
Basic and diluted	$0.21	$0.12

Weighted-average common shares(1)
Basic and diluted	107,783	89,509
————————
(1)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•risks relating to our ability to efficiently integrate NIA into our operations;
•the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition;
•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan;
•evolution of the healthcare regulatory and political framework;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of IPG and NIA, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport to Molina Healthcare, Inc. may not be realized;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases such as the COVID-19 pandemic;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;
•our ability to estimate the size of our target markets for our services;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;

•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to achieve profitability in the future;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•adequate protection of our intellectual property, including trademarks;
•risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•the conditional conversion features of the 2025 convertible notes, which, if triggered, could require us to settle the 2025 convertible notes in cash;
•interest rate risk under the Credit Agreement and the terms of our Series A Preferred Stock;
•our debt following the NIA acquisition and our ability to meet our obligations;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release except to the extent expressly required by law.